Exhibit 99.1

Universal Declares Regular Cash Dividend & Announces Earnings Dates

Fort Lauderdale, Fla., February 8, 2024 – Universal Insurance Holdings, Inc. (NYSE: UVE) (“Universal” or the “Company”) announced today that its Board of Directors has declared a quarterly cash dividend of 16 cents per share of common stock, payable March 15, 2024 to shareholders of record as of the close of business on March 8, 2024.

Universal will issue a press release reporting its fourth quarter 2023 results after the market closes on Thursday, February 22, 2024. The Company will host a conference call on Friday, February 23, 2024, at 10:00 a.m. ET to discuss financial results.

Investors and other interested parties may listen to the call by accessing the online, real-time webcast at universalinsuranceholdings.com/investors or by registering in advance via teleconference at https://register.vevent.com/register/BI089faa181b7e43dbb7d5fdae69aef3bf. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. An online replay of the call will be available at universalinsuranceholdings.com/investors shortly after the investor call concludes.

About Universal
Universal Insurance Holdings, Inc. (NYSE: UVE) is a holding company providing property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We provide insurance products in the United States through both our appointed independent agents and our direct online distribution channels, primarily in Florida. Learn more at universalinsuranceholdings.com.

Investors:
Arash Soleimani, CFA, CPA, CPCU, ARe
Chief Strategy Officer
954-804-8874
asoleimani@universalproperty.com